EXHIBIT 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Hollis-Eden Pharmaceuticals, Inc.

San Diego, California

We hereby consent to the incorporation by reference in the Prospectus constituting a part of the Registration Statement on Form S-3 of our report dated January 27, 2003 (except for Note 13 which is as of February 25, 2003), relating to the financial statements of Hollis-Eden Pharmaceuticals, Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2002.

We also consent to the reference to us under the caption Experts in the Prospectus.

BDO Seidman, LLP

New York, NY

March 13, 2003